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                                                                     Exhibit 21



                             BELAIR CAPITAL FUND LLC
                                  SUBSIDIARIES


         Name                                     Jurisdiction of Incorporation
         ----                                     -----------------------------

Belair Real Estate Corporation                              Delaware

Argosy Realty Corporation                                   Delaware

Bel Residential Properties Trust                            Maryland